SECURITIES EXCHANGE AGREEMENT

THIS SECURITIES EXCHNAGE AGREEMENT (the "Agreement") entered into as of this 29 day of June, 2019, by and among GHST World Inc., a Delaware corporation (the "Parent"), GHST Art World, Inc. (the "Target") and Victor Minca the shareholder of the Target (the "Shareholder") The Parent, the Target and the Shareholder are referred to collectively herein as the "Parties".

WHEREAS, the Parent wants to acquire 100% of the outstanding capital stock of the Target and the shareholder is willing to exchange her capital stock for the common Stock of the Parent; and

WHEREAS, this Agreement provides for various rights and responsibilities.

NOW, THEREFORE, in consideration of the mutual promises made herein, and in consideration of the representations, warranties, and covenants contained herein, the Parties adopt this plan of merger and agree as follows:

1. **Basic Transaction**.

(a) The Exchange. On and subject to the terms and conditions of this Agreement, the Parent shall purchaser all of the outstanding 200 shares of common stock of the Target in exchange for consideration consisting of $15,000 in cash and 43,478,000 (The average value of the Shares of last six months is 0,0023 $) shares of the Parent's common stock.

(b) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place electronically at 9:30 a.m., Miami, Florida time, on the 02 day of July, 2019, subject to the satisfaction or waiver of all conditions to the obligation of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions, the respective Parties will take at the Closing itself), or such other date as the Parties may mutually determine (the "Closing Date"). At the Closing, (i) the Target's shareholder shall deliver to the Parent the various certificates, instruments and documents referred to in this Agreement, including a certificate endorsed in blank for 200 shares of the Target's common stock, (ii) the Parent shall deliver to the Target's the shareholder the various certificates, instruments, and documents referred to in Section 4(b) below including a stock certificate in the name of the Target's shareholder for 43,478,000 shares of the Parent's common stock, and (iv) the Parent shall deliver to the Target's shareholder good funds.

2. **Representations and Warranties of the Target and the Shareholder.** The Target and the represents and warrants to the Parent that to their knowledge, individually and not collectively, the statements contained in this Section 2 are correct and complete as of the date of this Agreement and shall be correct and complete as of the Closing Date.

(a) Organization of the Target. The Target is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Target is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except where the failure to so qualify would not have a material adverse effect upon the Target. The Target has full corporate power and authority to carry on the business in which it is engaged in to own and use the properties owned and used by it. Schedule 2(b) lists the directors and officers of the Target. The Target has delivered to the Parent and the complete copies of the charter and bylaws of the Target. The minute books (containing the records and meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books and the

stock record books of the Target are correct and complete. The Target is not in default under or in violation of any provision of its charter or bylaws.

(b) Authorization of Transaction. The Target has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Subject to execution, delivery and authorization of the Target and the Shareholder, this Agreement constitutes the valid and legally binding obligation of the Target, enforceable in accordance with its terms and conditions. The Target need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

(c) Capitalization.

(c.i) The authorized capital stock of the Target consists of 200 shares of common stock of which 200 shares are outstanding. All of the issued and outstanding shares of common stock are validly issued and are fully paid, non-assessable and free of preemptive rights.

(c.ii) There are (A) no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating the Target to issue, deliver or sell, or cause to be issued, delivered or sold, additional common stock or shares of the capital stock of the Target or obligating Target to grant, extend or enter into any agreement or commitment, and (B) no voting trusts, proxies or other agreements or understandings to which Target is a party or is bound with respect to the voting of any shares of capital stock of Target. The common stock issued to the shareholder will be as of the Closing duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights and liens or Security Interests.

(d) Subsidiaries. The Target has no Subsidiaries and does not own any interest in any corporation, partnership, joint venture, limited liability company, association, trust or entity.

(e) Non-Contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Target is subject or, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which the Target is a party or by which it is bound or to which any of its assets is subject.

(f) Title to Assets. The Target has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, shown on Schedule 2(f), are free and clear of all security interests. Schedule 2(f) also includes a list of all assets owned and leased by the Target with the designation as which assets are leased.

(g) Undisclosed Liabilities. The Target does not have any liabilities (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any liability), except for (i) liabilities, obligations or contingencies which (A) would not, in the aggregate, have a material adverse effect on the Target, or (B) have been discharged or paid in full prior to the date hereof; and (ii) liabilities and obligations which are of a

nature not required to be reflected in the financial statements of the Target prepared in accordance with generally accepted accounting principles consistently applies and which were incurred in the Ordinary Course of Business.

(h) Title; No Liens. The Shareholder has good and marketable title to the 200 shares of the Target's common stock, free and clear of all liens and encumbrances, except for restrictions under the applicable securities laws.

3. Representations and Warranties of the Parent. The Parent. represents and warrants to the Shareholder that the statements contained in this Section 3 are to its knowledge correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

(a) Organization of the Parent. The Parent is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its respective incorporation. The Parent isduly authorized to conduct business and are in good standing under the laws of each respective jurisdiction where such qualification is required. The Parent has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which each is engaged and to own and use the properties owned and used by each. The Parent hasdelivered to the Target and the Shareolder correct and complete copies of the charter and bylaws of the Parent (as amended to date). The Parent is not in default under or in violation of any provision of its respective charters or bylaws.

(b) Authorization of Transaction. The Parent hasthe full power and authority to execute and deliver this Agreement and to perform their obligations hereunder. Subject to execution, delivery and authorization of the Board of Directors hereto, this Agreement constitutes the valid and legally binding obligation of the Parent,enforceable in accordance with its terms and conditions. The Parent need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

(c) Non-Contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Parent is subject or, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which the Parent isa party or by which either is bound or to whichits assets is subject.

(d) Capitalization. The authorized capital stock of the Parent consists of 710,000,000 shares of capital stock, consisting of 700,000,000 shares of common stock, of which 354,464,449 shares are outstanding.and 10,000,000 shares of preferred stock, of which 6,000 shares of Series A Preferred Stock and 2,200 shares of Series B Preferred Stock are outstanding. All of the issued and outstanding shares of capital stock are validly issued and are fully paid, non-assessable and free of preemptive rights.

4. Conditions to Obligation to Close.

(a) Conditions to Obligation of the Parent. The obligation of the Parent to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a.i) the representations and warranties set forth in Section 2 above shall be true and correct in all material respects at and as of the Closing Date;

(a.ii) the Target and the Shareholder shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

(a.iii) the Target shall have procured all of the third party consents necessary including that of its landlord;

(a.iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Parent to own the Target's common stock and to control the Target, or (D) affect adversely the right of the Target to own its assets and to operate its business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect); and

(a.v) the officers and directors of the Target have resigned and been replaced by designees of the Parent.

The Parent may waive any condition specified in this Section 4(a) if it executes a writing so stating at or prior to the Closing.

(b) Conditions to Obligation of the Target and the Shareholder. The obligation of the Target and the Shareholder to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

(b.i) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

(b.ii) the Parent shall have performed and complied with all of its covenants hereunder in all material respects through the Closing; and

(b.iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

4. Miscellaneous.

(a) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

(b) Expenses. Each of the Parties to this transaction shall bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby except to the extent this Agreement provides otherwise.

(c) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

(d) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled, without the necessity of pleading or proving irreparable harm or lack of an adequate remedy at law, to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter in addition to any other remedy to which they may be entitled, at law or in equity.

(e) Severability. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

(f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

(g) Benefit. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their legal representatives, successors and assigns.

(h) Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar overnight next day business delivery, or by email delivery followed by overnight next business day delivery, as follows:

The Parent:	Ghst World, Inc. 375 Park Avenue suite 2607 10152 New York NY USA Attention: Esterino Castellazzi Email: ecastellazzi@ghstworld.com
with a copy to:	Michael D. Harris, Esq. Nason Yeager Gerson Harris & Fumero, P.A. 3001 PGA Boulevard, Suite 305 Palm Beach Gardens, FL 33410 Email: mharris@nasonyeager.com

The Target	GHST ART WORLD Inc. 201 Longbranch Ct Winter Park 32792 FL Attention: Jillian Boyd Email: vimi157@yahoo.com
Shareholder:	Victor Minca 201 Longbranch Ct Winter Park 32792 FL Attention: Victor Minca Email: vimi157@yahoo.com

or to such other address as any of them, by notice to the other may designate from time to time. Time shall be counted from the date of transmission.

(i) Attorney's Fees. In the event that there is any controversy or claim arising out of o relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action o proceeding including an arbitration proceeding is commenced to enforce the provisions of thi Agreement, the prevailing Parties shall be entitled to an award by the court or arbitrator, as appropriate of reasonable attorney's fees, costs and expenses.

(j) Oral Evidence. This Agreement constitutes the entire Agreement between the partie: and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived discharged or terminated orally, except by a statement in writing signed by the party or parties agains which enforcement or the change, waiver discharge or termination is sought.

(k) Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of Delaware without regard to choice of law considerations.

(l) Section or Paragraph Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

IN WITNESS WHEREOF the parties hereto have set their hand and seals as of the date first above written.

GHST WORLD INC.

By: ______________________

Esterino Castellazzi
President and Chairman of
GHST World Inc.

GHST ART WORLD INC.

By: ______________________

Jillian Boyd
President GHST Art World Inc.

THE SHAREHOLDER

By:________________________

Victor Minca

Schedules

Schedule 2(b) – Directors and Officers of GHST Art World, Inc.

Schedule 2(d)(ii) – Director and Officers of Surviving Company

Schedule 2(f) - Title to Assets

Schedule 3(b) – Directors and Officers of GHST World Inc.

Schedule 3(d)

Schedule 3(f) – Title to Assets